Total

TOTAL ASIA ASSOCIATES PLT
(AF002128 & LLP0016837-LCA)
A Firm registered with US PCAOB and Malaysian MIA

Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak
50400, Kuala Lumpur
Tel: (603) 2733 9989

May 28, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sir:

We have read Item 4.01(a) of Odenza Corp.'s Form 8-K dated April 21, 2021, and we agree with the statements made therein as related to our firm. We have neither agree nor disagree with other statements of the registrant therein.

Yours truly,

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA